Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of Quantum-Si Incorporated of our report dated March 3, 2025 relating to the financial statements, which appears in Quantum-Si Incorporated's Annual Report on Form 10-K for the year ended December 31, 2024.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Diego, California
October 9, 2025